UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2012
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Corporate Capital Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 814-00827
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Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

 (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2012, Halifax Funding LLC (“Halifax Funding”), a newly-formed, wholly-owned, special purpose financing subsidiary of Corporate Capital Trust, Inc. (“we,” “us,” “our,” “Company” or “Corporate Capital Trust”) entered into a total return swap arrangement with The Bank of Nova Scotia (“BNS”).  A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate.  A total return swap effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such security or market.

Our total return swap arrangement with BNS (the “TRS”) consists of a set of agreements (namely, an ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, by and between Halifax Funding LLC and BNS, and a Confirmation Letter Agreement by and between Halifax Funding and BNS, and the BNS Custodian Agreement (as defined below), each dated as of November 15, 2012), and are collectively referred to herein as the TRS Agreements.  Under the terms of the TRS, each loan in the portfolio constitutes a separate total return swap transaction, although all calculations, payments and transfers required to be made under the TRS are calculated and treated on an aggregate basis, based upon all such transactions.

The obligations of Halifax Funding under the TRS are non-recourse to us and our exposure under the TRS is limited to the value of our investment in Halifax Funding, which generally will equal the value of cash collateral provided by Halifax Funding under the TRS net of unrealized gains and losses on the TRS.  Pursuant to the terms of the TRS, Halifax Funding may select a portfolio of single-name loans and/or bonds with a maximum aggregate notional amount of $500 million.  Halifax Funding is required to initially cash collateralize a specified percentage of each loan or bond (generally, at least 40% of the notional amount of such loan or bond) included under the TRS in accordance with margin requirements described in the agreements governing the TRS.

Each individual loan or bond, and the portfolio of loans and bonds taken as a whole, must meet criteria described in the TRS Agreements.  Under the terms of the TRS, BNS, as calculation agent, determines whether each loan or bond complies with the TRS portfolio criteria.  Halifax Funding receives from BNS all interest and fees payable in respect of the loans and/or bonds included in the portfolio.  Halifax Funding pays to BNS interest at a rate equal to the 90-day London Interbank Offered Rate, or LIBOR, +0.80% per annum (if the initial investment amount equals or exceeds 50% of the notional amount) or LIBOR+1.00% (if the initial investment amount is less than 50% of the notional amount).  In addition, upon the termination or repayment of any loan subject to the TRS, Halifax Funding will either receive from BNS the realized gain  in the value of such loan or pay to BNS any realized loss in the value of such loan.

Under the terms of the TRS, Halifax Funding may be required to post additional cash collateral, on a dollar-for-dollar basis, in the event of depreciation in the value of the underlying loans or bonds after such value decreases below a specified amount.  The minimum additional collateral that Halifax Funding is required to post pursuant to the TRS is equal to the amount required to ensure that the cash collateral is equal to 25% of the value of the loans and bonds underlying the TRS.

Pursuant to Halifax Funding’s limited liability company operating agreement, we act as the manager of Halifax Funding and exercise Halifax Funding’s rights under the TRS, including selecting the specific loans or bonds to be included in, or deleted from, the portfolio of loans and/or bonds subject to the TRS.  Accordingly, the loans and/or bonds selected by Halifax Funding for purposes of the TRS are selected by us in accordance with our investment objective.

Corporate Capital Trust has no contractual obligation to post any cash collateral or to make any interest payments to BNS.  We may, but are not obligated to, increase our equity investment in Halifax Funding for the purpose of funding any additional cash collateral or payment obligations for which Halifax Funding may become obligated during the term of the TRS.  If we do not make any such additional investment in Halifax Funding and Halifax Funding fails to meet its obligations under the TRS, then BNS will have the right to terminate the TRS and seize the cash collateral posted by Halifax Funding under the TRS.  In the event of an early termination of the TRS, Halifax Funding would be required to pay an early termination fee.

All cash collateral required to be posted under the TRS will be held in the custody of The Bank of Nova Scotia Trust Company of New York, as custodian (the “Custodian”).  The Custodian will maintain and perform certain custodial services with respect to the cash collateral pursuant to a custodial agreement (the “BNS Custodian Agreement”) among us, Halifax Funding, BNS, and the Custodian.  The BNS Custodian Agreement and the obligations of the Custodian will continue until BNS has notified the Custodian in writing that all obligations of the Halifax Funding under the TRS Agreements have been satisfied.

In connection with the TRS, Halifax Funding has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition to customary events of default and termination events, the TRS Agreements contain the following additional termination events, among others: (a) the occurrence of an event that materially and adversely affects us and that BNS reasonably believes could also materially impair Halifax Funding’s ability to perform its obligations under the TRS Agreements; (b) a regulatory or judicial authority’s initiation of a proceeding for financial fraud or criminal wrongdoing against us that is reasonably likely to adversely impact the risk profile of an investment in or loan to Halifax Funding; (c) specified material reductions in Halifax Funding’s net asset value, including if, at any time, such net asset value declines to less than 50% of its net asset value in effect either as of the last day of the preceding calendar year or as of the date of the TRS Agreements; (d) Halifax Funding’s material amendment to, or material failure to comply with, its investment strategies or restrictions, to the extent that, in light of such amendment or non-compliance, BNS reasonably expects Halifax Funding to be unable to observe its obligations under the TRS Agreements; and (e) if, at any time, out of a group of seven specifically identified key KKR personnel, fewer than four continue to be partners, members, directors or employees of KKR or serve investment or risk assessment roles in respect of KKR.

For purposes of the asset coverage ratio test applicable to us as a business development company, we will treat the outstanding notional amount of the TRS, less the initial amount of any cash collateral required to be posted by Halifax Funding under the TRS, as a senior security for the life of the TRS.  We may, however, accord different treatment to the TRS in the future in accordance with any applicable new rules or interpretations adopted by the staff of the U.S. Securities and Exchange Commission (“SEC”).

Further, for purposes of determining our compliance with the 70% qualifying asset requirement of Section 55(a) under the 1940 Act, we will treat each loan underlying the TRS as a qualifying asset if the obligor on such loan is an eligible portfolio company and as a non-qualifying asset if the obligor is not an eligible portfolio company.  We may, however, accord different treatment to the TRS in the future in accordance with any applicable new rules or interpretations adopted by the staff of the SEC.

The foregoing summary descriptions of the TRS Agreements and the BNS Custodian Agreement are summaries only and are qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Not applicable.

(d)      Exhibits.

Exhibit	Description
10.1
ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, each dated as of November 15, 2012, by and between Halifax Funding LLC and The Bank of Nova Scotia.

10.2	Confirmation Letter Agreement, dated as of November 15, 2012, by and between Halifax Funding LLC and The Bank of Nova Scotia.

10.3	Custodian Agreement, dated as of November 15, 2012, by and among Corporate Capital Trust, Inc., Halifax Funding LLC, The Bank of Nova Scotia, and The Bank of Nova Scotia Trust Company of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2012	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1
ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, each dated as of November 15, 2012, by and between Halifax Funding LLC and The Bank of Nova Scotia.

10.2	Confirmation Letter Agreement, dated as of November 15, 2012, by and between Halifax Funding LLC and The Bank of Nova Scotia.

10.3	Custodian Agreement, dated as of November 15, 2012, by and among Corporate Capital Trust, Inc., Halifax Funding LLC, The Bank of Nova Scotia, and The Bank of Nova Scotia Trust Company of New York.